BDO       BDO Seidman, LLP                  One Market - Spear Tower Suite 1100
          Accountants and Consultants       San Francisco, California 94105-1011
                                            Telephone: (415) 397-7900
                                            Fax: (415) 397-2161





October 14, 2004

Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C. 20549

We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on October 10, 2004, to be filed by our former client, the Sutter Holding Company, Inc, File No. 001-15733. We agree with the statements made in response to that Item insofar as they relate to our Firm.


                                            /s/ BDO SEIDMAN, LLP